                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): January 6, 2005
                                                   (December 30, 2004)

                       NATIONAL BEEF PACKING COMPANY, LLC
             (Exact Name of Registrant As Specified in Its Charter)

        Delaware                      333-111407                 48-1129505
(State of incorporation)      (Commission File Number)          (IRS Employer
                                                             Identification No.)

               12200 North Ambassador Drive, Kansas City, MO 64163
              (Address of Principal Executive Office and Zip Code)

        Registrant's telephone number, including area code: (800)449-2333

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amended Senior Credit Facility

     Effective December 30, 2004, National Beef Packing Company, LLC (the
"Company" or "NBP") amended and restated its existing senior credit facility with a consortium of four lenders. U.S. Agbank, FCB, serves as Co-Syndication
Agent, Cooperatieve Centrale Reiffeisen-Boerenleenbank B.A., "Rabobank
International", New York Branch, serves as Documentation Agent, and Co-Bank,
ACB, serves as Lead Arranger, Co-Syndication Agent and Administrative Agent.

     The facility now consists of a $120.0 million term loan that matures in
December 2014 and a $140.0 million revolving line of credit loan that matures in
December 2009 that is subject to certain borrowing base limitations. The amendment and restatement is within the scope of the Emerging Issues Task Force
("EITF") 96-19, Debtor's Accounting for a Modification or Exchange of Debt
Instruments as well as EITF 98-14, Debtor's Accounting for Changes in
Line-of-Credit or Revolving-Debt Arrangements. In accordance with that guidance, a portion of the unamortized loan costs from the previous credit facility as well as additional finance and legal charges associated with the new amended and restated credit facility will be written off during the Company's second quarter of fiscal year 2005. At the closing of the transaction, NBP borrowed $120.0 million under the term loan and $4.6 million under the revolving loan with an additional $43.0 million of the revolving loan used in the form of letters of credit.

     The borrowings under the revolving loan are available for the Company's working capital requirements, capital expenditures and other general corporate purposes. The amended and restated credit facility is secured by a first priority lien on substantially all of the Company's assets. The principal amount outstanding under the term loan is due and payable in equal quarterly installments of $6.0 million on the last business day of each March, June,
September and December commencing on March 31, 2010 and ending on December 29,
2014. Prepayment is allowed at any time.

     The amended and restated credit facility contains a provision for a conversion to more favorable interest rates and more restrictive financial covenants on the earlier of (a) June 1, 2006 or (b) the election of the Company
(the "Conversion Date"). Currently the interest rate for the term loan is the greater of either (a) the Base Rate (as defined in the credit agreement) plus 75 basis points or (b) LIBOR plus 275 basis points. Currently the interest rate for the revolving loan is the greater of either (a) the Base Rate plus 50 basis points or (b) LIBOR plus 250 basis points. After the Conversion Date the interest rate for the term loan and the revolving loan is determined by reference to a matrix of rates keyed to the Company's funded debt to EBITDA ratio. Interest on Base Rate Advances (as defined in the credit agreement) is payable monthly in arrears. Interest on LIBOR Rate Advances (as defined in the credit agreement) is payable on the last day of the Interest Period (as defined in the credit agreement) or quarterly if the Interest Period exceeds three months.

     The amended and restated credit facility imposes certain financial covenants. From December 30, 2004 until the Conversion Date, NBP is required to
(i) have as of the end of each fiscal quarter a minimum four-quarter rolling
EBITDA (as defined in the credit agreement) of $50.0 million and (ii) maintain at all times a minimum Borrowing Base Availability (as defined in the credit agreement) of at least $25.0 million. After the Conversion Date, the Company is required to maintain at all times a specified maximum funded debt to EBITDA ratio, a maximum senior secured funded debt to EBITDA ratio, a minimum four-quarter rolling EBITDA and a minimum four-quarter rolling debt service coverage ratio. In addition, the Company's annual net capital expenditures are limited to amounts ranging from $32 million in fiscal 2005 to $40 million in fiscal 2008 and fiscal years thereafter.

     The amended and restated credit facility contains customary affirmative covenants, including, without limitation, conduct of business, the maintenance of insurance, compliance with laws, maintenance of properties, keeping of books and records, and the furnishing of financial statements. The facility also contains customary negative covenants, including without limitation, restrictions on the following: distributions, mergers, sale of assets, investments and acquisitions, encumbrances, indebtedness, affiliate transactions, and ERISA matters.

     The amended and restated credit facility contains customary events of default, including without limitation, failure to make payment when due, materially incorrect representations and warranties, breach of covenants, events of bankruptcy, default of other indebtedness that would permit acceleration of such indebtedness, the occurrence of one or more unstayed or undischarged judgments in excess of $1,000,000, changes in custody or control of the
Company's property, changes in control of the Company, the failure of any of the loan documents to remain in full force, and the Company's failure to properly fund its employee benefit plans. The facility also includes customary provisions protecting the lenders against increased cost or loss of yield resulting from changes in tax, reserve, capital adequacy and other requirements of law.

     Payments of outstanding advances may be accelerated, at the option of the lenders, should the Company experience any event of default, other than certain bankruptcy or insolvency proceedings, in its obligations under the amended and restated credit facility. Upon certain bankruptcy or insolvency proceedings, the
Company's obligation under the facility becomes immediately due and payable.

Industrial Revenue Bonds

     In conjunction with the amendment and restatement of the Company's credit facility, effective December 30, 2004, the Company entered into a transaction with the City of Dodge City, Kansas, in order to provide the Company property tax savings. Under the transaction the City purchased the Company's Dodge City facility (the "facility") by issuing $102.3 million in bonds due in December
2014, and leased the facility to the Company for an identical term under a capital lease. The City's bonds were purchased by the Company using proceeds of its term loan under the amended and restated credit facility. Because the City has assigned the lease to the bond trustee for the benefit of the Company as the sole bondholder, the Company, in effect,

controls enforcement of the lease against itself. As a result of the capital lease treatment, the facility will remain a component of property, plant and equipment in the Company's consolidated balance sheet. As a result of the legal right of offset, the capital lease obligation and the corresponding bond investments will be eliminated in consolidation. The transaction provides the
Company with property tax exemptions for the leased facility, which, after netting payments to the City and local school district under payments in lieu of tax agreements, results in an annual savings of approximately 25% in property taxes. The facility remains subject to a prior mortgage and security interest in favor of the lenders under the senior credit facility. Additional revenue bonds may be issued to cover the costs of certain improvements to this facility. The total amount of revenue bonds authorized for issuance is $120.0 million.

Item 2.03.  Creation of a Direct Financial Obligation.

     Effective December 30, 2004, the Company's amended credit facility was further amended and restated to reflect changes in loan amounts, interest rates and financial covenants. In conjunction with the amendment and restatement of the Company's credit facility, the City of Dodge City, Kansas issued $102.3 million of industrial revenue bonds at the same time that effectively results in our annual savings of approximately 25% in property taxes. These transactions are more fully described in Item 1.01 above, which is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

     (c)  Exhibits. The following exhibits are hereby furnished:

     10.1 Fourth Amended and Restated Credit Agreement dated as of December 29,
          2004 by and between National Beef Packing Company, LLC and certain agents, lenders and issuers.

     10.2 Lease dated as of December 1, 2004 between City of Dodge City, Kansas and National Beef Packing Company, LLC securing $102,300,000 City of
          Dodge City, Kansas Industrial Development Revenue Bonds, Series 2004
          (National Beef Packing Company, LLC Project).

     10.3 Trust Indenture dated as of December 1, 2004 between City of Dodge
          City, Kansas and Commerce Bank, N.A., as trustee, securing
          $102,300,000 City of Dodge City, Kansas Industrial Development Revenue
          Bonds, Series 2004 (National Beef Packing Company, LLC Project).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     National Beef Packing Company, LLC
Date:  January 6, 2005

                                     By: /s/ Jay D. Nielsen
                                        ----------------------------------------
                                         Jay D. Nielsen, Chief Financial Officer